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                                                                    EXHIBIT 99.1


                                  [Oneida Logo]
                                  NEWS RELEASE

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
INVESTOR RELATIONS CONTACTS:                 PRESS CONTACTS:
Andrew G. Church, Chief Financial Officer    Wilber D. Allen, Corporate Public Relations
Oneida Ltd.  (315) 361-3000                  Oneida Ltd. (315) 361-3000
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 Oneida Ltd. Reports Financial Results for Fourth Quarter and Fiscal Year Ended
January 29, 2005; Restructuring Activities are Continuing on Schedule; Amendment
to the Company's Credit Agreement Provides Less Restrictive Financial Covenants
                             and Increased Liquidity


ONEIDA, N.Y., April 14, 2005 -- Oneida Ltd. (OTC: ONEI) today announced financial results for the fourth quarter and fiscal year ended January 29, 2005. Revenues for the fourth quarter were $102.7 million, compared to revenues of $122.1 million in the fourth quarter of the previous fiscal year that ended January 2004. The quarterly decline in revenues from the prior year is primarily due to the August 2004 sale of Encore Promotions, Inc., the closure of 17 unprofitable Oneida Home Stores during the year, the impact attributed to the Company's August 2004 financial restructuring and general economic conditions.

Oneida reported a fourth quarter net loss of $33.4 million, equal to $(0.72) per share, which included charges and certain one-time expenses totaling $25.2 million pre-tax (as detailed below). This compared to year-ago net loss of $17.4 million, or $(1.04) per share.

For the fiscal year ended January 2005, Oneida's revenues totaled $417.5 million, compared to revenues of $454.5 million for the same period a year ago. The majority of the year-over-year revenue decline is due to the sale of Encore Promotions, Inc. and closure of unprofitable Oneida Home Stores during the year ended January 29, 2005. The company reported a fiscal year-end net loss of $51.1 million, or $(1.68) per share, which included the aforementioned fourth quarter charges and certain one-time expenses relating to inventory write-downs, non-cash impairment losses on depreciable and intangible assets, estimated environmental cleanup costs, manufacturing cost inefficiencies attributed to the Sherrill, New York plant closure, and restructuring-related professional service expenses. This compared to a net loss of $99.2 million, or $(5.98) per share, for the fiscal year ended January 2004.

Oneida's fourth quarter results were adversely affected by the following charges and certain one-time expenses:

-- Non-cash impairment losses on depreciable and intangible assets totaling $4.9 million, including a $3.3 million impairment loss on depreciable assets in conjunction with the Buffalo, New York distribution center closure (announced on April 12, 2005).

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-- Accrual of $1.4 million related to estimated environmental remediation costs at the Company's former Buffalo China, Inc. manufacturing facility.

-- Write-down of obsolete and excess inventory of approximately $10.1 million, attributed to the Company's product line rationalization program.

-- Cost of sales increase of approximately $6.7 million because of unabsorbed manufacturing variances and inefficiencies relating to the closure of the Sherrill, New York manufacturing facility.

-- Restructuring-related professional service expenses of approximately $2.1 million.

RESTRUCTURING ACTIVITIES ARE CONTINUING ON SCHEDULE

"2004 was a transition year for Oneida, as the Company's manufacturing restructuring and global product sourcing initiatives neared completion," said Terry Westbrook, Oneida President and Chief Executive Officer. "Oneida is in the final stages of a comprehensive business restructuring which is focused on returning the Company to profitability by reducing the Company's cost structure and eliminating the substantial negative variances created by the Company's non-competitive Sherrill, New York manufacturing operations. The sale of the Sherrill, New York plant on March 22, 2005 is the final step of Oneida's transformation from a manufacturer to a sales, marketing and distribution company with a 100% contract manufacturing platform".

Andrew Church, Senior Vice President & Chief Financial Officer, noted that "Oneida has taken aggressive actions during the year to reduce product costs, reduce operating expenses and inventory levels, rationalize underperforming business units, and restructure our debt in order to improve liquidity and profitability. In addition to the closure and / or sale of the company's six owned manufacturing facilities during the past two years, the implemented savings programs include the closure of unprofitable Oneida Home Stores, reductions in personnel, employee benefits, general & administrative expenses, and logistics costs."

AMENDMENT TO THE COMPANY'S CREDIT AGREEMENT PROVIDES LESS RESTRICTIVE FINANCIAL COVENANTS AND INCREASED LIQUIDITY

The Company is in compliance with all of its bank covenants at the quarter ended January 29, 2005. On April 7, 2005, the Company's lending syndicate approved an amendment to the Company's credit agreement providing less restrictive financial covenants, consenting to the sale of certain non-core assets and authorizing the release of certain proceeds to the Company on the sale of assets. "Our restructuring program has been strongly supported by our lenders," commented Church. "The credit agreement amendment provides Oneida with the financial flexibility required to implement our operational plan and demonstrates our lenders' confidence in Oneida and the Company's future".

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STRATEGIC FOCUS ON ONEIDA'S MARKET POSITIONING AND COMPETITIVE ADVANTAGES

The Company has recently completed a comprehensive assessment of its market segments, positioning, and competitive advantages. Operating objectives have been formulated that form the basis of the future strategy and direction of the Company. "We intend to go to market by exploiting our demonstrable advantages in design and product expertise, global sourcing, customer service, and logistics", said Westbrook.

Oneida is a leading source of flatware, dinnerware, crystal and metal serveware for both the consumer and food service industries worldwide.

Forward Looking Information
With the exception of historical data, the information contained in this Press Release, as well as those other documents incorporated by reference herein, may constitute forward-looking statements, within the meaning of the Federal securities laws, including but not limited to the Private Securities Litigation Reform Act of 1995. As such, the Company cautions readers that changes in certain factors could affect the Company's future results and could cause the Company's future consolidated results to differ materially from those expressed or implied herein. Such factors include, but are not limited to: changes in national or international political conditions; civil unrest, war or terrorist attacks; general economic conditions in the Company's own markets and related markets; difficulties or delays in the development, production and marketing of new products; the impact of competitive products and pricing; certain assumptions related to consumer purchasing patterns; significant increases in interest rates or the level of the Company's indebtedness; inability of the Company to maintain sufficient levels of liquidity; failure of the Company to obtain needed waivers and/or amendments relative to its financing agreements; foreign currency fluctuations; major slowdowns in the retail, travel or entertainment industries; the loss of several of the Company's key executives, major customers or suppliers; underutilization of or negative variances at some or all of the Company's plants and factories; the Company's failure to achieve the savings and profit goals of any planned restructuring or reorganization programs; international health epidemics such as the SARS outbreak; the impact of changes in accounting standards; potential legal proceedings; changes in pension and medical benefit costs; and the amount and rate of growth of the Company's selling, general and administrative expenses.

                              - tables to follow -






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                                   ONEIDA LTD.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

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                                 FOR THE                FOR THE
                            THREE MONTHS ENDED    TWELVE MONTHS ENDED
                            Jan. 29,   Jan. 31,   Jan. 29,   Jan. 31,
                              2005       2004       2005       2004
                            -------    -------    -------    -------
 Revenues:
  Net Sales                 $ 102.1    $ 121.7    $ 415.1    $ 453.0
  Operating Revenues            0.6        0.4        2.4        1.5
                            -------    -------    -------    -------
 Total Revenues               102.7      122.1      417.5      454.5

 Costs and Expenses:
  Cost of Sales                89.4       96.9      325.6      350.9
  Selling, Distribution
   & Administrative            30.6       37.8      120.0      131.6
  Restructuring Charges        (0.2)      (1.0)      (0.3)       9.0
  Impairment Losses             5.0        1.0       57.2       19.9
                            -------    -------    -------    -------
 Total Costs and Expenses     124.8      134.7      502.5      511.4

 Operating (Loss)             (22.1)     (12.6)     (85.0)     (56.9)

 Other (Income) Expense
   - Net                        1.5        0.4      (59.4)       0.4
 Interest Expense and
  Amortization of
  Deferred Financing
  Costs                         7.7        4.8       22.6       16.7
                            -------    -------    -------    -------
 (Loss) before
  Income Taxes                (31.3)     (17.8)     (48.2)     (74.0)
 Provision (Benefit) for
  Income Taxes                  2.1      (0.4)       (2.9)      25.2
                            -------    -------    -------    -------
 Net (Loss)                 $ (33.4)   $ (17.4)   $ (51.1)   $ (99.2)
                            =======    =======     =======    =======
 Net (Loss)
  Per Share:
   Basic:                   $ (0.72)   $ (1.04)    $ (1.68)   $ (5.98)
   Diluted:                 $ (0.72)   $ (1.04)    $ (1.68)   $ (5.98)

 Weighted Average
  Shares Outstanding:
   Basic:                     46,632     16,660     30,450     16,606
   Diluted:                   46,632     16,660     30,450     16,606
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                                   ONEIDA LTD.
                            CONDENSED BALANCE SHEETS
                              (Millions of dollars)

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
 ASSETS                          January 29, 2005     January 31, 2004
 ------                          ----------------     ----------------
 Cash                                  $ 2.1                 $  9.9
 Accounts Receivable - Net              54.6                   60.3
 Inventory                             106.9                  139.4
 Other Current Assets                    3.8                    5.4
                                       -----                -------
        Total Current Assets           167.4                  215.0

 Plant and Equipment - Net              24.4                   76.9

 Intangibles                           121.1                  136.1
 Other Assets                           15.9                   13.5
                                      ------                 ------
        Total Assets                  $328.8                 $441.5
                                      ======                 ======
 LIABILITIES & STOCKHOLDERS EQUITY (DEFICIT)
 -----------
 Accounts Payable
  & Accrued Liabilities                $67.7                  $73.9
 Short-Term Debt                         9.6                    7.7
 Current Portion of
  Long-Term Debt                         2.6                  223.2
                                       -----                 ------
        Total Current Liabilities       79.9                  304.8

 Long-Term Debt                        204.3                    0.0

 Other Liabilities                      48.2                  114.1

 Stockholders' Equity                   (3.6)                  22.6
                                        ----                  -----
        Total Liabilities & Equity    $328.8                 $441.5
                                      ======                 ======
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                                   ONEIDA LTD.
                          CONDENSED CASH FLOW STATEMENT
                      TWELVE MONTHS ENDED JANUARY 2005/2004
                              (Millions of dollars)

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
                                    Period ended    Period ended
                                    January 2005    January 2004
                                    ------------    ------------

 Net (loss)                           $ (51.1)         $(99.2)
 Add: depreciation & amortization        12.1            11.4
 Net working capital changes             14.5            51.5
 Capital expenditures                    (3.6)           (5.1)
 Stock sales - net                        0.0             0.3
 Proceeds / (payments) of debt           15.0            (4.0)
 Dividends paid                           0.0            (0.4)
 Other - net                              5.3            52.7
                                         ----            ----
 (Decrease)Increase in Cash             $(7.8)           $7.2
                                        ======          =====
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